EXHIBIT 99.1

AMENDMENT NO. 2 TO

PREFERRED STOCK RIGHTS AGREEMENT

This Amendment No. 2 dated as of March 15, 2005 (this “Amendment”) is to the Preferred Stock Rights Agreement originally dated as of September 4, 2002 and amended and restated as of October 8, 2002 (the “Rights Agreement”), between Natus Medical Incorporated, a Delaware corporation, (the “Company”), and EquiServe Trust Company, N.A. (the “Rights Agent”). Terms not defined herein have the meanings assigned to them in the Rights Agreement.

WHEREAS, insofar as Perry Corp. no longer owns shares of the Company’s common stock, the Company desires to remove all references in the Rights Agreement permitting Perry Corp. to increase its holdings of the Company’s common stock without becoming an Acquiring Person;

WHEREAS, the Company desires to increase the threshold percentage of ownership that would result in a person or group being an Acquiring Person, from 15% to 20%; and

WHEREAS, the Company desires to change the addresses for notices; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent have agreed to amend the Rights Agreement to effect such changes;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree to amend the Rights Agreement as follows:

1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement pertaining to the definition of “Acquiring Person” is amended and restated as follows:

(a) ”Acquiring Person” shall mean any Person, who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 20% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (i) if the Company’s Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement including, without limitation Section 1(gg) hereof; and (ii) if, as of the date hereof, any Person is the Beneficial Owner of 20% or more of the Common Shares outstanding, such Person shall not be or become an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 20% or more of the Common Shares then outstanding.

2. Amendment of Section 26. Section 26 of the Rights Agreement pertaining to “Notices” is amended and restated as follows:

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Natus Medical Incorporated

1501 Industrial Road

San Carlos, California 94070

Attention: Chief Executive Officer

with a copy to:

Fenwick & West LLP

801 California St.

Mountain View, California 94041

Attention: Daniel J. Winnike, Esq.

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

EquiServe Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

3. Amendment of Exhibit C of the Rights Agreement. Exhibit C of the Rights Agreement is amended and restated as follows:

EXHIBIT C

STOCKHOLDER RIGHTS PLAN

NATUS MEDICAL INCORPORATED

Summary of Rights

Distribution and Transfer of Rights; Rights Certificate:	The Board of Directors has declared a dividend of one Right for each share of common stock of Natus Medical Incorporated (the “Company”) outstanding. Prior to the Distribution Date referred to below, the Rights will be evidenced by and trade with the certificates for the Common Stock. After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders and the Rights will become transferable apart from the common stock.

Distribution Date:	Rights will separate from the common stock and become exercisable following (a) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after public announcement that a person or group has acquired beneficial ownership of 20% or more of the Company’s common stock (the “Shares Acquisition Date”) or (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 20% or more of the Company’s common stock.

Preferred Stock Purchasable Upon Exercise of Rights:	After the Distribution Date, each Right will entitle the holder to purchase for $23.00 (the “Exercise Price”), one one-thousandth of a share of the Company’s Series A Preferred Stock with economic terms similar to that of one share of the Company’s common stock.

Flip-In:	If an acquirer (an “Acquiring Person”) obtains 20% or more of the Company’s common stock, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the
Exercise Price, a number of shares of the Company’s common stock having a then-current market value of twice the Exercise Price.

Flip-Over:	If, after an Acquiring Person obtains 20% or more of the Company’s common stock, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company or (c) the Company sells more than 50% of the Company’s assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock of the person engaging in the transaction having a then current market value of twice the Exercise Price.

Exchange Provision:	At any time after the date on which an Acquiring Person obtains 20% or more of the Company’s common stock and prior to the acquisition by the Acquiring Person of 50% of the outstanding common stock, a majority of the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of common stock of the Company at an exchange ratio of one share of common stock per Right (subject to adjustment).

Redemption of the Rights:	Rights will be redeemable at the Company’s option for $0.001 per Right at any time on or prior to the fifth day (or such later date as may be determined by the Company’s Board of Directors) after public announcement that a Person has acquired beneficial ownership of 20% or more of the Company’s common stock.

Expiration of the Rights:	The Rights expire on the earliest of (a) October 11, 2012 or (b) exchange or redemption of the Rights as described above.

Amendment of Terms of Rights:	The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Voting Rights:	Rights will not have any voting rights.

Anti-Dilution Provisions:	Rights will have the benefit of certain customary anti-dilution provisions.

Taxes:	The Rights distribution should not be taxable for federal income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

3. Remaining Provisions. Except as expressly amended by this Amendment, all provisions of the Rights Agreement shall remain in full force and effect.

4. Notices. Notices or demands authorized by this Amendment to be given or made by the Rights Agent to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Natus Medical Incorporated

1501 Industrial Road

San Carlos, California 94070

Attention: Chief Executive Officer

with a copy to:

Fenwick & West LLP

801 California St.

Mountain View, California 94041

Attention: Daniel J. Winnike, Esq.

Any notice or demand authorized by this Amendment to be given or made by the Company to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

EquiServe Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Client Administration

5. Benefits of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim pursuant to this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“COMPANY”	NATUS MEDICAL INCORPORATED

	By:	/s/ James B. Hawkins
James B. Hawkins President and Chief Executive Officer

“RIGHTS AGENT”	EQUISERVE TRUST COMPANY, N.A.

	By:	/s/ Carol Mulvey-Eori
	Name:	Carol Mulvey-Eori Managing Director